Exhibit 10.1

September 16, 2020

This letter is an addendum to the Purchase Agreement (“SPA”) with FirstFire Global Opportunities Fund, LLC (“FirstFire”) issued on July 20, 2020 with a principal amount of $225,000, a $25,000 original issue discount and interest at 8% per annum. The principal balance and accrued but unpaid interest may be converted to our common stock at $0.10 per share.

Current Payment Schedule:

December 20, 2020	$48,600
January 21, 2021	$48,600
February 20, 2021	$48,600
March 20, 2021	$48,600
April 20, 2021	$48,600

Total due:	$243,000

Addendum #1:

It is hereby agreed that the repayment terms for the above-mentioned Note have been amended to state the following:

●	Resonate Blends, Inc. (“RBI”) will make a $138,000 payment no later than September 18, 2020 to FirstFire that will take care of the first three (3) amortized payments due on December 20, 2020 – January 20, 2021 and February 20, 2021.
●	$105,000 will be remaining on the principal and interest after the $138,000 payment.
●	Two (2) additional payments of $52,500, which equals the remaining $105,000 due, will now be due on March 20, 2021 and April 20, 2021 to close out this Note in its entirety.
●	RBI has the right to make the final two (2) payments of $52,500 each at any time up to the due date of March 20, 2021 and April 20, 2021.
●	FirstFire can convert any amount due, but unpaid, into common shares at the applicable conversion price, and under the terms as set forth in the Note. For example, the earliest FirstFire could convert on the $52,500 due on March 20, 2021 is on that date. The earliest FirstFire could convert on the last payment of $52,500 is on April 20, 2021.
●	In exchange for pushing out the last two payment beyond the original prepayment schedule of 180 days, RBI will issue FirstFire an additional 45,000 shares.
●	The remaining provisions of the Note remain unchanged.

Resonate Blends, Inc.	FirstFire Global Opportunities Fund, LLC

	By:	FirstFire Capital Management, LLC, its Manager

David Thielen		Eli Fireman
Chief Investment Officer		Manager